Employment Agreement

This Employment Agreement (the "Agreement") is made and entered into this 6th day of March, 2003, by and between Petroleum Development Corporation, a Nevada Corporation (the "Company"), and Steven R. Williams (the "Employee").

WHEREAS, the Company wishes to employ the Employee as President and Chief Executive Officer and to perform the duties and services incident to such positions for the Company, and the Employee wishes to be so employed by the Company, all upon the terms and conditions set forth in this Agreement;

NOW THEREFOR, in consideration of the premises and mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto, intending to be legally bound, agree as follows:

1. Effective Date and Term

a. Initial Term. The effective date of this Agreement shall be January 1, 2004 (the "Effective Date"), and the initial term shall be for the twenty-four month period beginning on the Effective Date and ending December 31, 2005.

b. Automatic Extensions. The Term of this Agreement shall be extended for an additional 12 months beginning on the first anniversary of the Effective Date and on each successive anniversary unless either party provides the other with at least 30 days prior written notice, or unless the contract has been terminated by the parties in accordance with the provisions of Section 7 of this Agreement. The period of time from the Effective Date until the termination date shall be the "Term."

c. Change of Control. In the event of a Change of Control as defined in Section 7.c.iii, the Term of this Agreement will automatically be extended to the date 24 months after the date of the Change of Control without any action on the part of the Company or the Employee. Thereafter the date of the Change of Control will be treated as the Effective Date for purposes of further automatic 12-month extensions of the Agreement under this section.

2. Place of Employment

The place of employment shall be the Company's headquarters building in Bridgeport, West Virginia unless the Employee and the Company agree to an alternative location.

3. Position and Responsibilities

a. Position. The Employee shall serve as the President and CEO of the Company and shall report to the Board of Directors of the Company ("the Board") and be under the general direction and control of the Board.

b. Responsibilities. The Employee shall have obligations, duties, authority and power to do such acts as are customarily done by a person holding the same or an equivalent position in corporations of similar size to the Company. The Employee shall perform such managerial duties and responsibilities for the Company as may be reasonably be assigned to him by the Board and, at no additional compensation, shall serve on the Board and in other such positions with any subsidiary corporation of the Company, or any partnership, limited liability company or other entity in which the Company has an interest (herein collectively called "Affiliates"), as the Board may from time to time determine.

c. Dedication of Professional Services. The Employee shall devote substantially all of his business time, best efforts and attention to promote and advance the business of the Company and its Affiliates to perform diligently and faithfully all the duties, responsibilities and obligations of his position with the Company. Employee shall not be employed in any other business activity during the Term, whether or not such activity is pursued for gain, profit or other pecuniary advantage, provided, however, that this restriction shall not be construed as preventing Employee from investing his or her personal assets in a business which does not compete with the Company or its Affiliates, where the form or manner of such investment will not require services of any significance on the part of Employee in the operation of the affairs of the business in which such investment is made and in which his participation is solely that of a passive investor or advisor.

d. Adherence to Standards. Employee shall comply with the written policies, standards, rules and regulations of the Company from time to time established for all executive officers of the Company consistent with Employee's position and level of authority.

4. Compensation

a. Base Salary. The Company shall pay the Employee a monthly salary of $25,000 (the "Base Salary") commencing on the Effective Date and ending on the Termination Date. The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. The Base Salary shall be reviewed annually by the Compensation Committee, and may be changed by the Compensation Committee in its sole discretion, taking into account the base salaries, aggregate annual cash compensation, and other compensation of individuals holding similar positions at other comparable companies and the performance of the Employee and the Company.

b. Performance Bonus. In addition to his Base Salary, the Employee shall be eligible to earn an annual performance bonus (the "Bonus") during the Term. A portion of the bonus up to a maximum amount equal to 75% of the Base Salary shall be based on objective criteria to be determined prior to the beginning of each calendar year in writing by the Compensation Committee in its sole discretion, but only after consultation with the Employee. Performance criteria used in the determination of the objective part of the Bonus amount may include net income, cash flow, EBITDA, production, reserves, or such other criteria as the Compensation Committee may determine to be critical to the performance of the Employee and the Company. The Bonus may also include an amount up to 25% of the Base salary to be determined at the sole discretion of the compensation committee at the end of the calendar year based on such criteria as they deem to be important to the performance of the Employee. The total Bonus for a given year shall not exceed 100% of the aggregate Base Salary for such year. The Bonus shall be paid in cash no later than April 30 of the following year, except that up to 50% may be payable in Company stock in the Employee's tax-deferred account at the option of the Employee and in accordance with the terms of any applicable deferred compensation plan, provided approval of such deferral by the shareholders of the Company has been obtained if required by applicable rules and regulations.

c. Retirement Compensation. For each year worked under this Agreement the Employee shall earn and be entitled to receive an annual retirement payment equal to $500 times the total number of years the employee is employed by the Company (the "Retirement Payment"). The Retirement Payment will be payable to the Employee, or in the event of the Employee's death, to his estate, beneficiaries, or designees, on the first business day of January in each of the first ten years following the date the Employee leaves the service of the Company. The Retirement Payment will be in addition to any deferred compensation, pension, or other payments the Employee has earned under this and any other previous and subsequent agreements with the Company and any other payments he may be due under the Company's employee benefit plans.

d. Other Compensation. The Employee shall continue to be eligible to participate in all other cash or stock compensation plans or programs maintained by the Company, as in effect from time to time, in which other senior executives of the Company are allowed to participate.

5. Employee Benefits

a. Participation in Company Benefit Plans. During the Term the Company shall provide the Employee with coverage under all employee pension and welfare benefit programs, plans and practices commensurate with his positions in the Company and to the extent permitted under the respective employee benefit plan.

b. Vacation. The Employee will be entitled to four weeks of paid vacation in each calendar year, to be taken at such times as is reasonably determined by the Employee to be consistent with the Employee's responsibilities under this Agreement.

c. Expense Reimbursement. The Employee is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses related to travel, meals, entertaining, and similar items related to such duties and responsibilities. The Company will reimburse the Employee for all such expenses on presentation by Employee from time to time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures. The Company shall reimburse the Employee for reasonable dues and expenses of membership in such club or clubs as the Board shall deem reasonably necessary for the Employee to entertain on behalf of the Company.

d. Insurance. The Company will reimburse the Employee for the cost of life insurance on the Employee in the face amount of one million dollars with a person or persons named by the Employee as either the owner or the beneficiary as the Employee shall direct, and for the cost the Employee's current disability policy with scheduled adjustments. The Company agrees that it will include the Employee under any hospital, surgical, or group health plan or policy adopted generally for the benefit of its employees. The payment of the premiums for the Employee and his dependents shall be determined in accordance with the rules and regulations adopted by the Company for its employees. In addition to including the Employee and his dependents in such plan, the Company shall pay all reasonable hospital, surgical, medical, dental, and prescription expenses of the Employee and his dependents not covered by such a plan. In the event the Company has no group health plan, the Company agrees to pay all reasonable premiums on any health insurance policy obtained by the Employee to provide such coverage.

e. Stock Redemption. For the Term the Company will maintain a Key Man life insurance policy on the Employee in the minimum amount of one million dollars, the proceeds of which shall be used to purchase stock of the Company from the Employee's estate or family in the event of the Employee's death, in accordance with the terms of the Stock Redemption Agreement between the Employee and the Company dated October 15, 1991.

6. Confidential Material and Employee Obligations.

a. Confidential Material. The Employee shall not, directly or indirectly, either during the Term or thereafter, disclose to anyone (except in the regular course of the Company's business or as required by law), or use in any manner, any information acquired by the Employee during his employment by the Company with respect to any clients or customers of the Company or any confidential or secret aspect of the Company's operations or affairs unless such information has become public knowledge other than by reason of actions, direct or indirect, of the Employee. Information subject to the provisions of this paragraph shall include, without limitation:

i. Brokers, broker/dealer firms, law firms used to prepare partnership registration statements, due diligence investigators, or other parties involved with the registration, review, or offering of the Company's drilling programs;

ii. Names, addresses, and other information regarding investors in the Company's Public drilling programs;

iii. Names, addresses and other information regarding investors who participate with the Company in the drilling, completion or operation of oil and gas wells as joint venture partners, working interest owners, or in any other form of ownership:

iv. Lists of or information about personnel seeking employment with or who are currently employed by the Company;

v. Maps, logs, drilling reports and any other information regarding past, planned or possible future leasing, drilling, acquisition, or other operations that the Company has completed or is investigating or has investigated for possible inclusion in future activities;

vi. Any other information or contacts relating to the Company's drilling, development, fund-raising, purchasing, engineering, marketing, merchandising, and selling activities.

b. Return of Confidential Material. All maps, logs, data, drawings and other records and written material prepared or compiled by the Employee or furnished to the Employee during the Term shall be the sole and exclusive property of the Company and none of such material shall be retained by the Employee upon termination of his employment. Notwithstanding the foregoing, the Employee shall be under no obligation to return public information.

c. No Solicitation. The Employee shall not, directly or indirectly, either during the Term or for a period of one (1) year thereafter solicit, directly or indirectly, the services of any person who was a full-time employee of the Company, its subsidiaries, divisions, or affiliates, or otherwise induce such employee to terminate or reduce employment, or solicit the business of any person who was a client or customer of the Company, its subsidiaries, divisions, or affiliates, in each case at any time during the past year of the Term. For purposes of this Agreement, the term "person" shall include natural persons, corporations, business trusts, associations, sole proprietorships, unincorporated organizations, partnerships, joint ventures, limited liability companies or partnerships, and governments, or any agencies, instrumentalities, or political subdivisions thereof.

d. Non-Compete. The Employee shall not, directly or indirectly, either during the Term or for a period of one (1) year thereafter, engage in any Competitive Business in West Virginia, Pennsylvania, Colorado, Utah, Wyoming, Michigan, Ohio, Kentucky and Tennessee; provided, however, that the ownership of less than five percent (5%) of the outstanding capital stock of a corporation whose shares are traded on a national securities exchange or on the over-the-counter market or the ownership shall not be deemed engaging any Competitive Business. "Competitive Business" shall mean the oil and natural gas industry, including oil and gas leasing, drilling, and other operations, syndication and marketing of partnership or other investments related to oil and natural gas operations, or any other business activities that are the same as or similar to the Company concept as it exists on the Effective Date or on the Termination Date.

e. Remedies. Employee acknowledges and agrees that the Company's remedy at law for a breach or a threatened breach of the provisions herein would be inadequate, and in recognition of this fact, in the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, it is agreed that the Company shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without posting bond or other security. Employee acknowledges that the granting of a temporary injunction, a temporary restraining order or other permanent injunction merely prohibiting Employee from engaging in any Business Activities would not be an adequate remedy upon breach or threatened breach of this Agreement, and consequently agrees upon any such breach or threatened breach to the granting of injunctive relief prohibiting Employee from engaging in any activities prohibited by this Agreement. No remedy herein conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder now or hereinafter existing at law or in equity or by statute or otherwise.

7. Termination of the Agreement

a. Notice of Termination. Either the Employee or the Board may terminate this Agreement at any time and in his or their sole discretion upon 30 days written Notice of Termination to the other party. "Notice of Termination" shall mean a written notice which shall indicate the specified termination provision in this Agreement relied upon (Section 7.c., Section 7.d., Section 7.e., or Section 7.f.) and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated; provided, however, no such purported termination shall be effective without such Notice of Termination; provided further, however, any purported termination by the Company or by Employee shall be communicated by a Notice of Termination to the other party hereto in accordance with Section 8 ("Notices") of this Agreement.

b. Termination Date. The "Termination Date" shall mean the date specified in the Notice of Termination. The Termination Date shall not be less than thirty (30) days from the date such Notice of Termination is given; provided, however, that if within fifteen (15) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined by either mutual written agreement of the parties or by the final judgment, order or decree of a court of competent jurisdiction (the time for appeal there from having expired and no appeal having been taken).

c. Termination by the Company for Just Cause.

i. The Company may terminate the Employee for "Just Cause" (as defined in Section 7.c.ii), provided that the Company shall:

1. Give the Employee Notice of Termination as specified in Section 7.a., and

2. Pay the Employee his Base Salary through the Termination Date at the rate in effect at the time the Notice of Termination is given plus any Bonus (only for periods completed and accrued, but not paid), incentive, deferred, retirement or other compensation, and provide any other benefits, which have been earned or become payable as of the Termination Date, pursuant to the terms of this or any other agreement, or compensation or benefit plan, but which have not yet been paid or provided.

ii. For purposes of this Agreement "Just Cause" shall be a good faith determination of the Board that the Employee:

1. Failed to substantially perform his duties with the Company (other than a failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to him by the Board, which demand specifically identifies the manner in which the Board believes he has not substantially performed his duties;

2. Has engaged in conduct the consequences of which are materially adverse to the Company, monetarily or otherwise; or

3. Has pleaded guilty to or been convicted of a felony; or

4. Has materially breached the terms of this Agreement.

No act, or failure to act, on the Employee's part shall be grounds for termination with Just Cause unless he has acted or failed to act with an absence of good faith or without a reasonable belief that his action or failure to act was in or at least not opposed to the best interests of the Company. The Employee shall not be deemed to have been terminated with Just Cause unless there shall have been delivered to the Employee a letter setting forth the reasons for the Company's termination of the Employee for Just Cause and the Employee has failed to cure such reason for termination within thirty (30) days of the receipt of such notice.

d. Termination by the Company Without Just Cause or by the Employee for Good Reason.

i. In the event the Company terminates this Agreement prior to its expiration (including extensions as provided in Section1.b) for any reason other than for Just Cause or the death or disability of the Employee, or if the Employee terminates this Agreement for Good Reason (as defined in Section 7.d.ii.), the Company shall:

1. Pay to the Employee within 30 days after the Termination Date an amount (the "Severance Payment") equal to three times the sum of: a) the Employee's highest Base Salary during the previous two years of employment immediately preceding the Termination Date, plus b) the highest Bonus paid to the Employee during the same two year period,

2. Pay to the Employee any unpaid expense reimbursement upon presentation by the Employee of an accounting of such expenses in accordance with normal Company practices,

3. Immediately vest any unvested Company stock options or restricted stock,

4. The Employee will be entitled to receive the Retirement Payment specified in Section 4.c. for the full year in which the termination occurred, as well that earned in all previous years, with payments commencing in January of the year following the Termination Date,

5. Pay any deferred income or retirement payment or other benefit payments due under this or any other agreements or plans, provided such payments may be made under the schedule originally contemplated in the agreement under which they were granted, or in full without discount within 60 days of the Termination Date at the discretion of the Company,

6. Make any other payments or provide any benefits earned under this or any other employment agreement or plan,

7. Continue coverage of the Employee under the Company's group health plans at the Company's cost for a period equal to the lesser of 18 months or such period as the Employee is receiving COBRA health continuation coverage from the Company.

ii. "Good Reason" shall mean the occurrence of any of the following events without Employee's prior express written consent:

1. The Employee is assigned any duties materially and adversely inconsistent with his position, duties, responsibilities and status with the Company as in effect at the Effective Date or as may be assigned to the Employee pursuant to Section 3 of this Agreement;

2. The title or offices in effect as of the date of this Agreement or as the Employee may be appointed to or elected to in accordance with Section 3 are materially and adversely changed;

3. There is a Change of Control of the Company as defined in Section 7.d.iii below;

4. There is a reduction in the Base Salary (as such Base Salary shall have been increased from time to time) payable to the Employee pursuant to Section 4 of this Agreement;

5. The Company fails to continue in effect any material employee benefit plan (including any medical, hospitalization, life insurance or disability benefit plan in which Employee participates), or any material fringe benefit or perquisite enjoyed by him unless either an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the failure to continue such plan or the Employee is not materially and adversely damaged, or the failure by the Company to continue Employee's participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein or reward opportunities thereunder, or the failure by the Company to provide him with the benefits to which he is entitled under this Agreement; provided, however, that Employee continues to meet all eligibility requirements thereof;

6. The Company requires or attempts to require the Employee to be based anywhere outside of Bridgeport, West Virginia, except reasonably required travel in connection with the Company's business;

7. The Company fails to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 10 (Successors) hereof;

8. Any material breach by the Company of any material provision of this Agreement; or

9. Any purported Termination of the Employee's employment by the Company for Just Cause that does not comply with the terms of Sections 7.c.ii (Definition of Just Cause) of this Agreement.

iii. "Change of Control" shall mean:

1. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by a lender to the Company pursuant to a debt restructuring of the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this Section.

2. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

3. Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

4. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

e. Termination in the Event of Death or Disability. This Agreement may be terminated by the Company in the event of the death or Disability (as hereinafter defined) of the Employee upon proper notification to the Employee (or his estate in the event of his death), provided the Company shall pay to the Employee (or to the estate of the Employee in the event of termination due to the death of the Employee) the compensation and other benefits described in Section 4. of this Agreement, except for the Bonus or incentive compensation, which would have been earned for (6) months after the Termination Date. The benefits provided under this Section shall be no less favorable to Employee in terms of amounts, deductibles and costs to him, if any, than such benefits provided by the Company to him and shall not be interpreted so as to limit any benefits to which Employee, as a terminated employee of the Company, or his family may be entitled under the Company's life insurance, medical, hospitalization or disability plans following his Termination Date or under applicable law, and any other benefits or payments earned by the employee under this or any other agreement or plan. "Disability" shall mean being eligible to receive a disability benefit under the Federal Social Security Act.

f. Termination by the Employee for other than Good Reason. The Employee may terminate this Agreement for other than Good Reason upon proper notification as provided in Section 7.a. In such event the Company shall pay to the Employee:

i. The compensation provided in Section 4 at the rate in effect at the time the Notice of Termination. The Base Salary, Bonus and incremental Retirement Payment shall be prorated for the portion of the year that the Employee is employed by the Company; provided, however, that if the Employee's termination occurs prior to March 31 of the year the Employee shall not be entitled to a prorated Bonus for the year;

ii. Any incentive, deferred or other compensation which has been earned or has become payable pursuant to the terms of this or any other agreement or compensation or benefit plan as of the Termination Date, but which has not yet been paid, provided such payments may be made under the schedule originally contemplated in the agreement under which they were granted or in full without discount within 60 days of the Termination Date at the discretion of the Company;

iii. Any unpaid expense reimbursement upon presentation by the Employee of an accounting of such expenses in accordance with normal Company practices; and

iv. Any other payments for benefits earned under this or any other employment agreement or plan.

8. Notices. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, or by expedited (overnight) courier with established national reputation, shipping prepaid or billed to sender, in either case addressed to the respective addresses last given by each party to the other (provided that all notices to the Company shall be directed to the attention of the Secretary of the Company ) or to such other address as either party may have furnished to the other in writing in accordance herewith. All notices and communication shall be deemed to have been received on the date of delivery thereof, or on the second day after deposit thereof with an expedited courier service, except that notice of change of address shall be effective only upon receipt.

Company at: Petroleum Development Corporation

P.O. Box 26

103 E. Main Street

Bridgeport, WV 26330

Employee at: Steven R. Williams

137 Ashford Dr.

Bridgeport, WV 26330

9. Life Insurance. The Company may, at any time after the execution of this Agreement, maintain any outstanding life insurance policies and apply for and procure as owner and for its own benefit new life insurance on Employee, in such amounts and in such form or forms as the Company may determine. Employee shall, at the request of the Company, submit to such medical examinations, supply such information, and execute such documents as may be required by the insurance company or companies to whom the Company has applied for such insurance. Employee hereby represents that to his knowledge he is in excellent physical and mental condition.

10. Successors. This Agreement shall be binding on the Company and any successor to any of its businesses or assets. Without limiting the effect of the prior sentence, the Company shall use its best efforts to require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement or which is otherwise obligated under this Agreement by the first sentence of this Section, entitled Successors, by operation of law or otherwise.

11. Binding Effect. This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's estate.

12. Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

13. Headings. Headings used in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

14. Waiver of Breach. The waiver of either the Company or Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Company or Employee.

15. Amendments. No amendments or variations of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by all of the parties hereto.

16. Survival of Obligations. The provisions of Section 5.e. and Section 6 of this Agreement shall continue to be binding upon the Employee and Company in accordance with their terms, notwithstanding the termination of the Employee's employment with the Company for any reason or the expiration of this Agreement.

17. Severability. The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision contained herein. Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity or unenforceability. It is expressly understood and agreed that while the Company and Employee consider the restrictions contained in this Agreement reasonable for the purpose of preserving for the Company the good will, other proprietary rights and intangible business value of the Company, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Agreement is an unreasonable or otherwise unenforceable restriction against Employee, the provisions of such clause shall not be rendered void but shall be deemed amended to apply as to maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

18. Governing Law. This Agreement shall be construed and enforced pursuant to the laws of the State of West Virginia.

19. Arbitration. Any controversy or claim arising out of or relating to this Agreement or any transactions provided for herein, or the breach thereof, other than a claim for injunctive relief, shall be settled by arbitration in accordance with the commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect at the time demand for arbitration is made by any party. The evidentiary and procedural rules in such proceedings shall be kept to the minimum level of formality that is consistent with the Rules. The Company shall name one arbitrator, Employee shall name a second and the two arbitrators so chosen shall name a neutral, third arbitrator, who shall serve as the sole arbitrator of the controversy or claim. The third arbitrator shall be experienced in the matters in dispute. In the event that the third and sole arbitrator is not agreed upon, the American Arbitration Association shall name him or her. Arbitration shall occur in Bridgeport, West Virginia, or such other location agreed to by the Company and Employee. The award made by the third arbitrator shall be final and binding, and judgment may be entered in any court of law having competent jurisdiction. The award is subject to confirmation, modification, correction, or vacation only as explicitly provided in Title 9 of the United States Code. The prevailing party shall be entitled to an award of pre- and post-award interest as well as reasonable attorneys' fees incurred in connection with the arbitration and any judicial proceedings related thereto.

20. Executive Officer Status. Employee acknowledges that he may be deemed to be an "executive officer" of the Company for purposes of the Securities Act of 1993, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act") and, if so, he shall comply in all respects with all the rules and regulations under the 1933 Act and the 1934 Act applicable to him in a timely and non-delinquent manner. In order to assist the Company in complying with its obligations under the 1933 Act and 1934 Act, Employee shall provide to the Company such information about Employee as the Company shall reasonably request including, but not limited to, information relating to personal history and stockholdings. Employee shall immediately report to the General Counsel of the Company or other designated officer of the Company all changes in beneficial ownership of any shares of the Company Common Stock deemed to be beneficially owned by Employee and/or any members of Employee's immediate family.

21. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or entity may require. As used in this Agreement: (1) words of the masculine gender shall mean and include corresponding neuter words or words of the feminine gender, (2) words in the singular shall mean and include the plural and vice versa, and (3) the word "may" gives sole discretion without any obligation to take any action.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one document.

23. Exhibits. Any Exhibits attached hereto are incorporated herein by reference and are an integral part of this Agreement.

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Employment Agreement as of the date first above written.

Company Executive

Petroleum Development Corporation

By: /s/ Jeffrey C. Swoveland /s/ Steven R. Williams

Jeffrey C. Swoveland Steven R. Williams

Position: Chairman of the Compensation

Committee